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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001 relating to the financial statements of Harsco Corporation, which appears in Harsco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 24, 2001





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